Exhibit 14

                      Consent of PricewaterhouseCoopers LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 14, 2003, relating to the financial statements and financial highlights of Phoenix-Oakhurst Strategy Fund, a series of The Phoenix Trust, appearing in the December 31, 2002 Annual Report to Shareholders, and of our report dated October 13, 2003, relating to the financial statements and financial highlights of Phoenix-Oakhurst Growth & Income Fund, a series of Phoenix Equity Series Fund, appearing in the August 31, 2003 Annual Report to Shareholders, which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Management and Other Service Providers" and "Independent Accountants" in such Registration Statement. We further consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in the Prospectus and Statement of Additional Information of The Phoenix Trust dated May 1, 2003 which are incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2003